Exhibit 10.23

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Google Maps API Premier Licence Agreement

This GMA shall be effective on and from [1st April 2012](“GMA Effective Date”).

This agreement (the “GMA”) for the purchase of Google Maps API Premier is made and entered into by and between Google Ireland Limited, whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”) and [MiX Telematics International (Pty) Ltd] whose principal place of business is at [Blaauwklip Office Park 2 Cnr Strand & Webers Valley Roads Stellenbosch 7600, South Africa] (“Customer”). All capitalised terms used herein have the meanings stated in Schedule One (definitions), unless stated otherwise.

1.	Ordering Documents.

1.1	Ordering Documents. This GMA contains general terms relating to the provision by Google from time to time of the Services. Before Google provides the Services, Google and Customer will first agree details in relation to the Services including the quantity, Licence Term and Fees. All such details shall be agreed in an Ordering Document. Nothing in this GMA shall oblige either party to enter into an Ordering Document.

1.2	Agreements. Each agreed Ordering Document will form a separate agreement (an “Agreement”) between Customer and Google on the terms contained in the Ordering Document and in this GMA. In the event of any conflict between the documents forming any Agreement, the following order of precedence shall govern: (i) the Ordering Document, (ii) the GMA and (iii) the terms located at any URL which is referenced in such Ordering Document or this GMA.

2.	Licences.

2.1	From Google to Customer. Subject to the Agreement, and in consideration of Customer’s payment of Fees, Google grants to Customer, and Customer agrees to comply with a non-sublicensable, non-transferable, non-exclusive, terminable licence, during the applicable Licence Term to: (a) use the Services to Track Assets solely in the Customer Implementation; and (b) access, use, publicly perform and publicly display the Content in the Customer Implementation.

2.2	From Customer to Google. When Customer submits queries via the Services that include Customer Content, Google requires a licence to that Customer Content so it can process the query and return results to Customer. Therefore, by submitting Customer Content to Google through the Services, Customer grants to Google an irrevocable, royalty-free, and non-exclusive licence, in the Territory, during the applicable Agreement Term, to reproduce, adapt, modify, translate, publicly perform, publicly display and distribute this Customer Content solely to enable Google to provide and improve the Services to Customer.

3.	Modifications.

3.1	To the Services. Google may make commercially reasonable modifications to the Services from time to time. Google will use best endeavours to notify Customer of any such changes.

3.2	To URL Terms. If Google makes a material change to any of the URL Terms, then Google will notify Customer including the information to which Customer has the right to object as set out below. If the change has a material adverse impact on Customer and Customer does not agree to the change, Customer must so notify Google within thirty days after receiving notice of the change. If Customer notifies Google as required, then Customer will remain governed by the terms in effect immediately prior to the change until the end of the then current term for the affected Services. If the affected Services are renewed in accordance with this Agreement, they will be renewed under Google’s then current URL Terms.

4.	Restrictions.

4.1	Licence Restrictions. Unless Google specifically agrees otherwise in writing, Customer will not (a) use, distribute, or sell any Content outside of the Customer Implementation or incorporate or embed the Services into any of Customer’s products that it sells to third parties; (b) attempt to reverse engineer the Services or any component thereof or attempt to create a substitute or similar service through use of or access to the Services; or (c) use the Services for High Risk Activities. Customer may only use the Services in the Licensed Configuration specified in the applicable Ordering Document and in accordance with the Usage Limits (to which Customer may purchase Upgrades as described in Section 9). Customer agrees to comply with the Legal Notices and AUP at all times.

4.2	Territory Restrictions. The primary place of business of Customer must be in the Territory. For the avoidance of doubt, End Users may be anywhere in the world, provided that Customer may not actively target End Users in countries prohibited by applicable Export Control Laws.

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4.3	Client IDs. Client IDs are required, must be used according to the Documentation, and will be forwarded to Customer electronically. Google may not respond to requests with an invalid Client ID. Customer’s failure to use a Client ID provided by Goggle will nullify the application of the SLA, and will relieve Google of its obligations to provide TSS.

4.4	Third Party Components. Any third party component embedded, included or provided by Google for use with the Services may only be used in conjunction with the Services, and this use is subject to the Agreement and the Documentation. However, to the extent Services Include components governed by open source licences with provisions inconsistent with the Agreement, those components are instead governed solely by the applicable open source licences. To the extent Services include components covered by open source licences requiring the provision of corresponding source code for those components, Google hereby offers the provision of such source code consistent with those licences.

4.5	Cache Restrictions. Customer may not pre-fetch, retrieve, cache, index; or store any Content, or portion of the Services with the exception being Customer may store limited amounts of Content solely to improve the performance of the Customer Implementation due to network latency, and only if Customer does so temporarily, securely, and in a manner that (a) does not permit use of the Content outside of the Services; (b) is session-based only (once the browser is closed, any additional storage is prohibited); (c) does not manipulate or aggregate any Content or portion of the Services; (d) does not prevent Google from accurately tracking Page Views; and (e) does not modify or adjust attribution in any way.

4.6	Development Kits. Development Kits may only be used for development or educational purposes, or both, Services from a Development Kit may not be used in a production environment.

5.	Customer Obligations.

5.1	Advertising.

a.	From Google. Customer can configure the Services to display Ads, or not, to End Users in its sole discretion. Customer can enable Ads in the Customer Implementation by following the instructions in the Documentation and by registering for an Adsense Account.

b.	From Third Parties. Customer may display Third Party Ads on the website which displays the Customer Implementation, provided that such Third Party Ads cannot be confused with Ads. Third Party Ads within the Customer Implementation itself may only be displayed with Google’s prior approval (which may be given by email).

5.2	Linking to Maps Terms and End User Compliance. If Customer is using the Javascript API or Maps API for Flash to receive the Content, a link to the Maps Terms is provided on the Content. If Customer is using the static Maps API to receive the Content, Customer will incorporate a link to the Maps Terms and the Legal Notices in a licence agreement governing End Users’ use of the Customer Implementation. Customer will notify Google if Customer becomes aware of any End User’s non-compliance with the Maps Terms, Legal Notices or the AUP.

5.3	Domain. Customer must own the Domain(s) listed on the Ordering Document. Additional domains may be added with the prior written approval of Google, which will be via email. Prior to providing the Services Google may verify that Customer owns or controls the Domains. If Customer does not own or control the Domains, then Google will have no obligation to provide Customer with the Services.

6.	Ownership and Publicity.

6.1	Generally. Except as expressly set forth therein, the Agreement does not grant either party any rights, Implied or otherwise, to the other’s (or its licensor’s) content or any of the other’s (or its licensor’s) Intellectual Property Rights. Intellectual Property Rights In and to the content accessed through the Services and Services are the property of the applicable content owner and may be protected by applicable laws.

6.2	Brand Features. If Customer wants to display Google Brand Features in connection with its use of the Services, Customer will comply with the Trademark Guidelines. Customer will not alter any images generated by the Services to remove any Brand Feature or proprietary notice of Google or its licensors. Any goodwill arising from the use of a party’s Brand Features will inure to the benefit of the party holding rights in those Brand Features. Each party agrees not to: (a) challenge or assist others to challenge the other party’s Brand Features or registration thereof (except to protect such party’s rights with respect to its own Brand Features); or (b) attempt to register any Brand Features that are confusingly similar to those of the other party.

6.3	Publicity. Neither party may make any public statement regarding the relationship contemplated by this Agreement, without the other’s prior written approval.

7.	Export Compliance. Customer will comply with, and will obtain all required authorisations from the applicable government authorities under the Export Control Laws. This Section 7 will survive termination or cancellation of the Agreement.

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8.	Support.

8.1	TSS. Google will provide TSS to Customer in accordance with the TSSG for the Licence Term. Unless otherwise agreed in writing, to receive TSS Customer must provide Google with reasonably required access to the Services in accordance with the TSSG. Customer’s failure to provide this access will be at Customer’s own risk and Google shall be relieved from its obligation to provide TSS to the extent prevented by Customer’s failure to provide access. If the Ordering Document does not identify a support level, then Google will provide Standard Support. Google may change the TSS from time to time, but not if the changes materially adversely impact Customer.

8.2	Updates. TSS may include Updates. Customer’s use of Updates is subject to the Agreement. Customer will install Updates in accordance with the TSSG.

9.	Ordering, Overages, Upgrades and Reporting.

9.1	Ordering. The Ordering Document shall indicate the particular Services ordered by Customer by referring to the relevant SKUs describing the Service. The Fees will be based on the applicable Billing Unit and SKU ordered by Customer. If Customer orders Asset Tracking as part of the Services, the Ordering Document will indicate (a) whether this Asset Tracking is Tier 1 or Tier 2 and (b) the countries which are authorised for use.

9.2	Overages.

9.2.1	Page Views. For Customer using Page Views, Google will notify Customer before the usage indicated on the Ordering Document has been exceeded. If Customer exceeds its usage of Page Views during the License Term, Customer will be charged Overages for fifteen days following written notice (which may be via email) by Google that Customer has exceeded its Page View usage.

9.2.2	Other Billing Units. For Customers using other Billing Units, Customer must notify Google of any Overages within sixty days of the day the Overage occurred. If there is an Overage, Google will invoice Customer, and Customer agrees to pay, for the Overage at the Overage rates indicated in the Ordering Document.

9.3	Upgrades. Customer my purchase Upgrades to the Usage Limits in an Ordering Document.

9.4	Navigation and Reporting. Customer shall not use the Customer Implementation to provide any form of Navigation without Google’s prior written consent. Customer will promptly report to Google in writing if, after the Effective Date, any changes occur such that: (a) the Customer Implementation provides Navigation; (b) the Customer Implementation enables a device to detect its own location through use of a Sensor, in order to display the location of the device on a map or to calculate a route; (c) the Customer Implementation is placed behind or withdrawn from behind a Customer’s firewall; and (d) there is a change in the number of Assets Tracked per country per month. Customer may be charged additional fees for any usage pursuant to this Section.

10.	Delivery. The Services will not be made available until Google receives a complete and duly executed Ordering Document. Google will provide Customer with Documentation on using the Services.

11.	Payment Terms

11.1	Payment. All Fees are due thirty days from the invoice date. All payments due are in the currency specified on the Ordering Document. Payments made via wire transfer must include the following instructions:

For US Dollar Payments:	For British Pound Sterling Payments:	For Euro Payments:

Bank: Citibank N.A. Canary Wharf, United Kingdom SWIFT: CITIGB2L Sort Code 18-50-08 Acct Name: Google Ireland Limited Acct#: 10615307 IBAN GB38 CITI 1850 0810 6153 07	Bank: Citibank N.A. Canary Wharf, United Kingdom SWIFT: CITIGB2L Sort Code 18-50-08 Acct Name: Google Ireland Limited Acct#: 10616250 IBAN GB25 CITI 1850 0810 6152 50	Bank: Citibank International PLC Dublin, Ireland SWIFT: CITI IE 2X Acct Name: Google Ireland Limited Acct#: 11475043 IBAN: IE29 CITI 9900 5111 4750 43

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11.2	Revising Rates. Google may revise its rates for the Services with at least thirty days prior written notice to Customer but the revised rates shall not come into effective until the next Renewal Term (if any).

11.3	Renewal Fees. Where an Agreement automatically renews under Section 14.2. Google shall be entitled to Invoice Customer for the Renewal Fees on or after the first day of the Renewal Term.

12.	Taxes.

12.1	Customer’s Responsibility. Customer is responsible for any Taxes, and Customer will pay Google for the Services without any reduction for such amounts. If Google is obliged to collect or pay Taxes, the Taxes will be invoiced to Customer, unless Customer provides Google with a valid tax exemption certificate authorised by the appropriate taxing authority. If Customer is required by law to withhold any Taxes from its payments to Google, Customer must provide Google with an official tax receipt or other appropriate documentation to support such withholding.

12.2	Late Payments. Customer will be responsible for all reasonable expenses (including legal fees) incurred by Google in collecting overdue amounts, except where such overdue amounts are due to Google’s billing inaccuracies, Google shall have the right to charge interest at the rate of 2% per annum above the base rate of Barclays Bank PLC from time to time (or at the Statutory rate if higher), from the due date until the date of actual payment, whether before or after judgment, on any Fees which are overdue.

12.3	Purchase Orders.

a.	Whether Required. If Customer requires a Purchase Order number to be included on any invoice from Google under any Agreement then Customer shall either: (a) insert such Purchase Order number on the relevant Ordering Document before It has been signed by either Party; or (b) provide the Purchase Order number to Google within the five day period following the date on which the relevant Ordering Document was signed by both Parties. If Customer does not require a Purchase Order number to be included on an invoice, Customer shall select “N/A” in the Purchase Order section of the Order Form, in which case Google will invoice without a Purchase Order.

b.	Terms not Incorporated. Any terms and conditions included in a Purchase Order are null and void and do not in any way form part of any Agreement.

13.	Confidentiality.

13.1	Obligations. Each party will: (a) protect the other party’s Confidential Information with the same standard of care it uses to protect its own Confidential Information, but in no event less than reasonable cars; and (b) not disclose the Confidential Information, except to Affiliates, employees, professional advisers and agents who need to know it and who have agreed in writing to keep it confidential. Each party (and any Affiliates, employees, professional advisers and agents to whom it has disclosed Confidential Information) may use Confidential Information only to exercise rights and fulfill obligations under the Agreement, while using reasonable care to protect it. Each party is responsible for any actions of its Affiliates, employees and agents in breach of this Section.

13.2	Exceptions. Confidential Information does not include information that; (a) the recipient already knew; (b) becomes public through no fault of the recipient; (c) was independently developed by the recipient; or (d) was rightfully given to the recipient by another party

13.3	Required Disclosure. Each party may disclose the other party’s Confidential Information when required by law, but only after it, if legally permissible: (a) uses commercially reasonable efforts to notify the other party; and (b) gives the other party the chance to challenge the disclosure.

14.	Term and Termination.

14.1	Term. This GMA shall commence on the GMA Effective Date and shall remain in force until terminated as set forth below, or until 5 days following the termination or expiry of all Agreements entered into pursuant to this GMA, whichever is the earlier, Subject to Customer’s payment of Fees, the term for the licence granted in any Agreement for the Services, will begin on the Shipment Date and will continue for the period set forth in the applicable Ordering Document (the “Licence Term”), unless terminated earlier as set forth below. The term of each Agreement (the “Agreement Term”) will begin on the applicable Order Form Effective Date and will continue for the Licence Term unless terminated earlier by either party in accordance with the GMA.

14.2

Auto-Renewal. At the end of an Agreement Term, the Licence Term and the Agreement Term for the applicable Agreement will automatically renew for consecutive renewal terms of twelve months (each a “Renewal Term”). If a party does not want the Agreement to renew, then it must provide the other party with written notice to this effect at least thirty days prior to the end of the then current Agreement Term. This notice of non renewal will be effective upon the conclusion of the then current

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Agreement Term. For the avoidance of doubt, at the end of an Agreement Term, and any subsequent Renewal Term, any unused Billing Units (including any Upgrades) for such term shall automatically expire and shall not carry over in to the next Renewal Term (if any).

14.3	Termination for Breach. Either party may terminate any Agreement, in whole or in part, with immediate effect if: (i) the other party is in material breach of such Agreement and fails to cure that breach within thirty days after receipt of written notice; or (ii) the other party is in material breach of such Agreement more than twice notwithstanding any cure of such breaches. Either party may terminate this GMA (and accordingly, all Agreements entered into pursuant to it) if the other party enters into an arrangement or composition with or for the benefit of its creditors, goes into administration, receivership or administrative receivership, is declared bankrupt or insolvent or is dissolved or otherwise ceases to carry on business, or any analogous event happens to the other party in any jurisdiction in which it is incorporated or resident or in which it carries on business or has assets.

14.4	Effect of Termination.

a.	Termination for Google’s Breach. If any Agreement is terminated for Google’s breach, the licences granted therein regarding Customer’s use of the Services may, at Customer’s option, continue for the remainder of the applicable Licence Term, subject to Customer’s continued compliance with such Agreement.

b.	Termination for Customer’s Breach. If any Agreement expires or is terminated by Google pursuant to Section 14.3 or 20.3 then: (i) the Services, and all other rights and licences granted by one party to the other will cease immediately; (ii) the Licence Term shall automatically terminate; (iii) upon request, each party will promptly return all Confidential Information of the other party (save to the extent required for the continued performance of any other Agreement); (iv) all payments owed by Customer to Google pursuant to such Agreement are immediately due; and (v) Customer must delete any data it received from Google as part of receiving the Services under such Agreement.

c.	Expiration of the Licence Term. Subject to Section 14.1, on the expiration of the Licence Term the Services will cease functioning and the Agreement for those Services will terminate.

d.	Termination of an Agreement. The termination or expiry of an individual Agreement shall not have the effect of terminating any other Agreement or this GMA unless provided in the GMA or expressly agreed to by the parties in writing.

15.	Representations and Warranties.

15.1	Authority. Each party warrants that it has the right, power and authority necessary to enter into this GMA and any Ordering Document.

15.2	Services. During the applicable Licence Term, Google will provide the Services in accordance with the Service Level Agreement.

16.	Disclaimer. Except as expressly provided for herein, subject to Section 17.3 and otherwise to the maximum extent permitted by applicable law, no other warranties, conditions or terms of any kind, whether express, implied, statutory or otherwise, including without limitation warranties of satisfactory quality, fitness for a particular purpose or conformance with description apply to the Services or to any other goods or services supplied by Google or its Affiliates, licensors and its or their suppliers under any Agreement. Google, its Affiliates, licensors and its or their suppliers, do not warrant that the operation of the Software will be error-free or uninterrupted. The Services are not designed, manufactured, or intended for High Risk Activities.

17.	Limitation of Liability.

17.1	Limitation on Indirect Liability. Subject to Section 17.3, neither party will be liable under any Agreement (whether in contract, tort or otherwise) for lost revenues or indirect, special, incidental or consequential losses suffered or incurred by the other party (whether or not such losses were within the contemplation of the parties at the date of such Agreement).

17.2	Limitation on Amount of Liability. Subject to Section 17.1 and 17.3, each party’s total aggregate liability under each Agreement (whether in contract, tort or otherwise) is limited to the amount paid by Customer to Google pursuant to such Agreement during the twelve months immediately preceding the event giving rise to liability.

17.3	Exceptions to Limitations. Nothing in any Agreement shall exclude or limit either party’s liability for: (a) death or personal injury resulting from the negligence of either party or their servants, agents or employees; (b) fraud or fraudulent misrepresentation; (c) breach of any implied condition as to title or quiet enjoyment; (d) breach of confidentiality obligations; (e) infringement of the other party’s Intellectual Property Rights; (f) indemnification obligations; or (g) payment of the Fees.

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18.	Indemnification.

18.1	By Google. Google will defend and indemnify, or at its option settle, Customer from and against all liabilities, damages, and costs, arising out of a third party claim that the Services used in accordance with the Documentation and the Agreement infringes any patent, copyright, trade secret or trademark of that third party.

18.2	Exceptions. The obligations set forth in Section 18.1 do not apply if the third party claim is caused by, or results from: (a) Customer’s combination or use of the Services with software, services, or products developed by Customer or third parties, if the claim would have been avoided by the non-combined or independent use of the Services; (b) modification of the Services and/or Content, by anyone other than Google if the third party claim would have been avoided by use of the unmodified Services and Content; (c) Customer’s continued allegedly infringing activity after being notified thereof or after being provided modifications that would have avoided the alleged infringement; (d) Customer’s use of the Services or Content in a manner not in accordance with the Agreement or the Documentation; or (e) use of other than Google’s most current release of the Services if the third party claim would have been avoided by use of the most current release or revision.

18.3	By Customer. Customer will defend and indemnify, or at its option settle, Google from and against all liabilities damages, and costs arising out of; (a) a third party claim made against Google for infringement of the third party rights referred to in Section 18.1 based on conduct by Customer as described in Section 18.2; or (b) Customer’s breach of Section 7 (Export Compliance).

18.4	Possible Infringement.

a.	Repair, Replace, or Modify. If Google reasonably believes the Services infringes a third party’s Intellectual Property Rights, then Google will: (a) procure for Customer the right to continue to use the Services; (b) replace the Services; or (c) modify the Services to avoid the alleged infringement.

b.	Termination and Refund. If Google does not reasonably believe the options in Section 18.4(a) are commercially reasonable, Google may terminate the licence for the allegedly Infringing Services and refund the Fees paid by Customer for the period up until the date that the termination occurs for the allegedly Infringing Services, less depreciation for use assuming straight line depreciation over twenty-four months.

18.5	General. The party seeking indemnification must promptly notify the other party of the claim and cooperate with the other party in defending the claim. The Indemnification in Sections 18.1 and 18.2 is limited to the payment by the Indemnifying party of all damages and costs finally awarded for such claim, or settlement costs approved in writing by the indemnifying party. The Indemnifying party shall be granted full control and authority over the defence and settlement of the claim, except that: (a) any settlement requiring the party seeking indemnification to admit liability or to pay any money will require that party’s prior written consent, which will not be unreasonably withheld or delayed; and (b) the party seeking indemnification may join in the defence of the claim with its own legal counsel at its own expense. The foregoing states Google’s entire liability and Customer’s sole and exclusive remedy for Intellectual Properly Rights infringement.

19.	Verification and Audit.

19.1	Verification. At Google’s written request, not more than once per calendar year during the Agreement Term, Customer will provide Google with a certificate signed by an officer of Customer verifying the Services are being used pursuant to the terms of the Agreement.

19.2	Audit. Upon at least thirty days prior written notice, Google (or an independent auditor appointed by Google) may audit Customer’s use of the Services, and the related records, to verify that Customer is in compliance with the Agreement. Audits will be conducted during normal business hours at Customer’s facilities, will not unreasonably interfere with Customer’s business activities, and may not occur more than once per calendar year. Customer will provide Google with reasonable access to the relevant Customer records and facilities.

19.3	Underpayment. If an audit reveals that Customer has underpaid Fees to Google during the period audited, then Google will Invoice Customer, and Customer will promptly pay Google, for the underpaid Fees based on the higher of the price specified in the Agreement or Google’s price list in effect at the time the audit is completed. If the underpaid Fees exceed five percent of the Fees paid by Customer for the Services during the preceding six month period, then Customer will also pay Google’s reasonable costs of conducting the audit.

20.	Miscellaneous.

20.1	Notices. All notices must be in English, in writing and addressed to the attention of the other party’s Legal Department and primary point of contact and sent to Company’s address set out on the applicable order form or to legal-notices@google.com (as applicable) or such other address as either party has notified the other in accordance with this Section. Notice will be deemed given: (a) when verified by written receipt if sent by personal courier, overnight courier, or mail; or (b) when verified by automated receipt or electronic logs if sent by facsimile or email.

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20.2	Assignment. Neither party may assign any of its rights or obligations under, or transfer any part of this GMA or any Agreement without the written consent of the other party, except to an Affiliate but only if: (a) the assignee agrees in writing to be bound by the terms of this GMA (and each Agreement entered into pursuant to it); and (b) the assigning party remains liable for obligations incurred under this GMA (and each Agreement entered into pursuant to it) prior to the assignment and has notified the other party of such assignment. Any other attempt to transfer or assign is void.

20.3	Change of Control. Upon a change of Control (for example, through a share purchase or sale, merger, or other form of corporate transaction), other than in the context of an internal restructuring or reorganisation of its Affiliates: (a) the party experiencing the change of Control will provide written notice to the other party within 30 days after the change of Control; and (b) the other party may immediately terminate this GMA (and accordingly all Agreements entered into pursuant to it) at any time between the change of Control and thirty days after it receives the written notice in subsection (a).

20.4	Force Majeure. Neither party shall be liable for failure to perform or delay in performing any obligation under an Agreement if the failure or delay is caused by any circumstances beyond its reasonable control, Google may (at its sole discretion) suspend the provision of any Services or modify any Services at any time to comply with any applicable law. If any suspension under this Section continues for more than 30 days, Customer may, at any time until use of the applicable Services are reinstated, terminate such Agreement immediately upon written notice.

20.5	No Agency. Except as expressly stated otherwise, nothing in any Agreement shall create an agency, partnership or joint venture of any kind between the parties.

20.6	No Waiver. Failure or delay in exercising any right or remedy under any Agreement will not constitute a waiver of such (or any other) right or remedy.

20.7	Severability. The invalidity, illegality or unenforceability of any term (or part of a term) of any Agreement shall not affect the continuation in force of the remainder of the term (if any) and such Agreement.

20.8	Rights of Third Parties. Except as expressly stated otherwise, nothing in any Agreement shall create or confer any rights or other benefits in favour of any person other than the parties to this GMA.

20.9	Governing Law. This GMA and each Agreement are governed by English law and the parties submit to the exclusive Jurisdiction of the English courts in relation to any dispute (contractual or non-contractual) concerning this GMA and/or any Agreement save that either party may apply to any court for an injunction or other relief to protect its Intellectual Property Rights. If any Agreement is translated into any other language. If there is conflict the English text will take precedence.

20.10	Amendments. Any amendments to this GMA and/or any Ordering Document must be agreed upon in writing.

20.11	Survival. Those provisions that by their nature should survive termination of any Agreement, will survive termination of such Agreement.

20.12	Interpretation. The words “include” and “including” will not limit the generality of any words preceding them.

20.13	Entire Agreement. Subject to Section 17.3(b), the Agreement sets out all terms agreed between the parties in relation to its subject matter and supersedes all previous agreements between the parties relating to the same. In entering into the Agreement neither party has relied on any statement, representation or warranty not expressly set out in such Agreement. The terms located at a URL and referenced in the Agreement are hereby incorporated by this reference.

Signed by the parties on the dates shown below.

Google Ireland Limited			Customer

By:		2012.03.29	By:

Print Name:	Ailis Daly		Print Name:	Charles Tasker

Title:	Contracts Administrator	12:41:55	Title:	Managing Director

Date:	Google Ireland Limited	+01’00’	Date:	23/03/2012

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GOOGLE CONFIDENTIAL

SCHEDULE ONE

DEFINITIONS

“Acceptable Use Policy” or “AUP” means the acceptable use policy for the Services available at support.google.com/enterprise/doc/gme/terms/maps_AUP.html or other such URL as may be provided by Google.

“Ads” means advertisements served by Google through the Services.

“AdSense Account” means the Google Adsense account registered by Customer with Google. “Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with such party.

“Affiliate” means any corporate body of which one of the parties directly or indirectly has Control or which is directly or indirectly Controlled by the same person or group of parsons as the party.

“Agreement Term” has the meaning set forth in Section 14.1.

“Assets” means those assets actively Tracked by Customer, such as personnel, vehicles or other assets.

“Billing Units” means the number of Page Views, Assets Tracked, or number of End Users, or all three, as applicable. Billing Units will be determined by the nature of the Services and SKUs ordered by Customer.

“Brand Features” means each party’s trade names, trademarks, logos, domain names, and other distinctive brand features.

“Client ID” means an alphanumeric key assigned to Customer by Google that is uniquely associated with Customer’s Google account. Client IDs will be issued after the Effective Date, and after Customer supplies Google with its account information.

“Confidential Information” means information disclosed by (or on behalf of) a party to the other party under any Agreement that is marked as confidential or would reasonably be considered to be confidential under the circumstances.

“Content” means any content provided through the Services (whether created by Google or its third party licensors), and includes map and terrain data, photographic imagery, traffic data.

“Control” means the possession by any person(s) directly or indirectly of the power to direct or cause the direction of another person.

“Customer Content” means any content that Customer provides in the Customer implementation, including data, images, video, or software. Customer Content does not include the Content.

“Customer Implementation” means an internal or external software application or website that incorporates the Services to obtain and display Content in conjunction with Customer Content, according to the Agreement.

“Development Kit” means a non-production license to use the Services for the license term specified on the applicable Ordering Document or, If a license term is not specified on the Ordering Document, then for a period of twelve months.

“Documentation” means the Google proprietary documentation in the form generally made available by Google to its customers for use with the Software and set forth at the following URL: http://code.google.com/apis/maps/documentation/premier/guide.html (or such other URL as may be updated by Google).

“End Users” mean the individual human end users who use the Customer Implementation.

“Export Control Laws” means all applicable export and re-export control laws and regulations, Including the Export Administration Regulations (“EAR”) maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, and the International Traffic in Arms Regulations (“ITAR”) maintained by the U.S. Department of State.

“Fees” means the applicable fees set forth in an Ordering Document and any applicable Taxes.

“Geocoding” means the online or offline assigning of a longitude/latitude coordinate to an address in relation to the Content by means of interpolation, or information in the form of either the street address or intersection of streets, at which a point of interest or address, is located, and additionally may include a raster image depicting this location on a map.

“GMA Effective Date” has the meaning given to it at the head of this GMA.

“High Risk Activities” means uses such as the operation of nuclear facilities, air traffic control or life support systems, where the use of or failure of he Services could lead to death, personal injury, or environmental damage.

Google Ireland Limited - Maps API Premier GMA - English law English language – v5 – 18 May 2011

MiX Telematics International (Pty) Ltd - GMA 110212.docx

GOOGLE CONFIDENTIAL

“Intellectual Property Rights” means all copyright, moral rights, patent rights, trade marks, design right, rights in or relating to databases, rights in or relating to confidential information, rights in relation to domain names, and any other intellectual property rights (registered or unregistered) throughout the world.

“Legal Notices” mean the legal notices set forth at the following URL (or such other URL as may be updated by Google) http://www.maps.google.com/help/legalnotices_maps.html

“Licensed Configuration” means the Billing Unit metrics and Domain(s) as specified in an Ordering Document.

“Licence Term” means the period of time during which Customer is authorised to use the Services pursuant to the relevant Agreement, as defined in Section 14.1.

“Maps APIs” means the APIs referenced at support.google.com/enterprise/doc/gme/terms/maps_included_APIs.html or other URL as Google may periodically provide.

“Maps API Terms” means the terms found at the following URL, http://code.google.com/apis/maps/documentation/, or other URL as Google may provide from time to time.

“Maps Terms” mean the terms for Google Maps set forth at the following URL, (http://maps.google.com/help/terms_maps.html, or other such URL as may be periodically provided by Google).

“Navigation” is where a Customer Implementation: provides real-time, visual or audible “turn-by-turn” directions based on position input from a Sensor, and accesses the Content in doing so.

“Order Form Effective Date” means the effective date of the applicable Ordering Document, as set out in that Ordering Document.

“Ordering Document” means either an order form or quote, issued by Google and signed by or otherwise agreed by Customer to provide the Services to Customer, subject to this GMA. The Ordering Document will incorporate this GMA and will contain: (i) a SKU (including the Licence Term, if applicable); (ii) a description of the Licensed Configuration; (iii) price; and (iv) a reference number.

“Overage” means: (a) for Page Views, when Customer’s number of Page Views exceeds the applicable Licensed Configuration; and (b) for Asset Tracking, when either Customer’s number of Tracked Assets exceeds the applicable Licensed Configuration, or when the Customer moves from Tier 2 to Tier 1.

“Page View” means a single load of the script from the Javascript API, Maps API for Flash, or static Maps API by the End User’s browser. Page Views may be for internal use or external use. Use of external Page Views is limited to freely and publicly available websites.

“Purchase Order” means a Customer issued purchase order.

“Queries Per Second” or “QPS” means queries per second for requests through the HTTP interface.

“Renewal Fees” means the fees payable by Customer to Google for the Services for each Renewal Term such fees to be calculated by reference to Google’s then current rates for the Services (unless otherwise agreed by the parties in writing).

“Routing” means one or more textual, audible, or visual routing directions between a single origin and one or more destinations, and the travel time or distance, or both, for the entire, or any portion of, the route.

“Sensor” means the use of any technology to automatically determine an End User’s location.

“Services” means, to the extent ordered by Customer pursuant to an Ordering Document, the Google Maps API Premier service, described here http://www.google.com/enterprise/maps/ (or other such URL as may be provided by Google) and Customer’s use of the Software to display the Content and the Customer Content, or to Track Assets, in the Customer implementation.

“Service Level Agreement” or “SLA” means the Google Maps Service Level Agreement available at the following URL: http://www.google.com/enterprise/maps/sla.html.

“Shipment Date” means the date upon which Google provides Customer the Client ID for the Services.

“SKU” or “Stock Keeping Unit” is the unique identifier which describes the particular configuration of the Services ordered by Customer.

“Software” means the Google proprietary application programme interface provided by Google to Customer pursuant to an Ordering Document.

Google Ireland Limited - Maps API Premier GMA - English law English language – v5 – 18 May 2011

MiX Telematics International (Pty) Ltd - GMA 110212.docx

GOOGLE CONFIDENTIAL

“Standard Support” shall have the meaning set out in the TSSG.

“Taxes” means any duties, customs fees, or taxes (other than Google’s Income tax) associated with the sale of the Services, including any related penalties or interest.

“Territory” means any of the countries listed at the following URLs: http://support.google.com/enterprise/doc/gme/terms/maps_territory_emea.html (or other such URL(s) as may be provided by Google).

“Third Party Ads” means advertisements served by a third party.

“Tier 1 Asset Tracking Applications” or “Tier 1” means any application in which a Customer uses the Services to Track Assets, with Routing allowed.

“Tier 2 Asset Tracking Applications” or “Tier 2” means any application in which a Customer uses the Services to Track Assets, with Routing prohibited.

“Track” means the use of an application to locate a moving physical asset on a map based on current latitude/longitude coordinates, which are provided to the application via a personal sensor.

“Trademark Guidelines” means Google’s Guidelines for Third Party Use of Google Brand Features, located at the following URL: http://www.google.com/permissions/guidelines.html (or other such URL as may be provided by Google).

“TSS” means the technical support services provided by Google, in accordance with Google’s TSSG, for the Services, and for the time period, set forth in the Ordering Document.

“TSSG” means Google’s then current Technical Support Services Guidelines, which may be may be accessed at the following URL: http://support.google.com/enterprise/doc/gme/terms/maps_tssg.html

“Update” is described in the TSSG.

“Upgrade” means the purchase of an increase of QPS.

“URL Terms” means the following URL terms; AUP, SLA, Territory, TSSG, and Usage Limits.

“Usage Limits” means the limits for use of the Services, which may be accessed at the following URL: http://support.google.com/enterprise/doc/gme/terms/maps_usage_limits.html (or other such URL as may be provided by Google). Customer may purchase Upgrades to these usage limits.

Google Ireland Limited - Maps API Premier GMA - English law English language – v5 – 18 May 2011

MiX Telematics International (Pty) Ltd - GMA 110212.docx

GOOGLE CONFIDENTIAL

1

Google Ireland Limited Gordon House, Barrow Street, Dublin 4, Ireland Tel: +353 1 436 1000 Fax: 353 1 436 1001	ORDER FORM: Google Maps API Premier

CUSTOMER TO COMPLETE THIS SECTION

CUSTOMER (Enter Company’s Full Legal Name): MiX Telematic International (Pty) Ltd

	Corporate Contact Information:	Account Payable Contact Information: (If different from corporate contact)	Technical Contact Information: (If different from corporate contact)

Attention:	Zoe Jenkins	Willem van Dyk

Position:	Product Manager	Finance Manager

Address, City, County, Postal, Code, Country:	Blaauwklip Office Park 2 Cnr Strand & Webers Valley Roads Stellenbosch 7600, South Africa	Blaauwklip Office Park 2 Cnr Strand & Webers Valley Roads Stellenbosch 7600, South Africa

Phone:	+ 272 1 880 5500	+24 21 880 5500

Fax:	+27 21 880 1784	+27 21 880 0881

Email:	Zoo.Jenkins@mixtelematics.com	Willem.vanDyk@mixtelematics.com

Domain: [http://fm-web.co.za] [Insert URL(s) of webpages on which Google maps will appear.]		Maps API Usage (Asset Tracking)	VAT or applicable tax #: [4210168483]

SSL Required (https: or http)? ☐ Yes, ☐ No, ☒ Both		Purchase Order #: [N/A]

Order Form Effective Date: [1st April 2012]		GMA Effective Date: [1st April 2012]

SKU (SKU Description)	Order Type	Volume	Quantity	Billing Unit	Licence Term	Fees Per Unit

*	New	1	*	Asset	One year	*

*	New	1	*	Asset	One year	*

*	New	1	*	Asset	One year	*

*	New	*	*	Geocodes	One Year	*

*	New	1	*	Geocodes	One Year	*

N/A			Overage Cost	N/A	per 1000 sessions

Total Fees Due (excluding applicable taxes):	*
Account Manager: [Neil Gyte]

Order Form Terms and Conditions

“GMA” means the Google Maps API Premier License Agreement entered into between Google Ireland Limited (“Google”) and Customer with the GMA Effective Date stated in the above table.

This Order Form is subject to and incorporates by reference the terms and conditions of the GMA. All capitalized terms used herein have the meanings stated in the GMA, unless stated otherwise. If there is any conflict between this Order Form and the GMA then this Order Form will take precedence in relation to the Services to be supplied under this Order Form.

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

MiX Telematics International (Pty) Ltd – GME 19.150A 2012Q1.docx

MiX Telematics International (Pty) Ltd – GME 19.150A 2012Q1.docx

GOOGLE CONFIDENTIAL

IN WITNESS WHEREOF, this Order Form has been executed by the parties as of the date signed by Google below:

Google Ireland Limited			Customer: MiX Telematics International (Pty) Ltd

By:			By:

Print Name:	Allis Daly	2012.03.29	Print Name:	Charles Tasker

Title:	Contracts Administrator	12:43:23	Title:	Managing Director

Date:	Google Ireland Limited	+01’00’	Date:	23/03/2012

MiX Telematics International (Pty) Ltd - GME 19.150A 2012 Q1.docx

MiX Telematics International (Pty) Ltd - GME 19.150A 2012 Q1.docx

GOOGLE CONFIDENTIAL

Google Ireland Limited	ORDER FORM:
Gordon House, Barrow
Street, Dublin 4, Ireland	Google Maps API Premier
Tel: +353 1 436 1000
Fax: 353 1 436 1001

CUSTOMER TO COMPLETE THIS SECTION

CUSTOMER (Enter Company’s Full Legal Name): MiX Telematics International (Pty) Ltd

	Corporate Contract Information:	Account Payable Contact Information: (If different from corporate contact)	Technical Contact Information: (If different from corporate contact)

Attention:	Zoe Jenkins	Willem van Dyk

Position:	Product Manager	Finance Manager

Address, City, County, Postal Code, Country:	Blaauwklip Office Park 2 Cnr Strand & Webers Valley Roads Stellenbosch 7600, South Africa	Blaauwklip Office Park 2 Cnr Strand & Webers Valley Roads Stellenbosch 7600, South Africa

Phone:	+27 21 880 5500	+27 21 880 5500

Fax:	+27 21 880 1784	+27 21 880 0881

Email:	Zoe_Jenkins@mixtelematics.com	Willem.vanDyk@mixtelematics.com

Domain: (Upgrade - Domains as per existing account)		Maps API Usage [Asset Tracking]	VAT or applicable tax #: (4210168483)
[Insert URL(s) of webpages on which Google maps will appear.]

SSL Required (https: or http)? ☐ Yes, ☐ No, ☒ Both		Purchase Order #: [N/A]

Order Form Effective Date: [1st May 2012]		GMA Effective Date: [1st April 2012]

SKU (SKU Description)	Order Type	Volume	Quantity	Billing Unit	Licence Term	Fees Per Unit

*	Upgrade	1	*	Asset	11 Months	*

*	Upgrade	1	*	Asset	11 Months	*

*	Upgrade	1	*	Asset	11 Months	*

*	Upgrade	1	*	Asset	11 Months	*

*	Upgrade	1	*	Asset	11 Months	*

*	Upgrade	1	*	Asset	11 Months	*

*	Upgrade	1	*	Asset	11 Months	*

N/A			Overage Cost	N/A	per 1000 sessions

Total Fees Due (excluding applicable taxes):	*
Account Manager: [Neil Gyte]

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

MiX Telematics International (Pty) Ltd – GME 48177A 2012 Q2.docx

MiX Telematics International (Pty) Ltd – GME 48177A 2012 Q2.docx

GOOGLE CONFIDENTIAL

Order Form Terms and Conditions

“GMA” means the Google Maps API Premier Licence Agreement entered into between Google Ireland Limited (“Google”) and Customer with the GMA Effective Date stated in the above table.

This Order Form is subject to and incorporates by reference the terms and conditions of the GMA. All capitalised terms used herein have the meanings stated in the GMA, unless stated otherwise. If there is any conflict between this Order Form and the GMA then this Order Form will take precedence in relation to the Services to be supplied under this Order Form.

IN WITNESS WHEREOF, this Order Form has been executed by the parties as of the date signed by Google below.

Google Ireland Limited			Customer: MiX Telematics International Pty Ltd

By:			By:
Print Name:		2012.05.03	Print Name:	CHARLES TASKER
OLWYN LONGMORE
Title:	Contracts Administrator	09:22:34	Title:	Managing Director
Date:	Google Ireland Limited	+01’00’	Date:	02/05/2012

MiX Telematics International (Pty) Ltd – GME 48177A 2012 Q2.docx

MiX Telematics International (Pty) Ltd – GME 48177A 2012 Q2.docx

GOOGLE CONFIDENTIAL

Google Ireland Limited Gordon House, Barrow Street, Dublin 4, Ireland Tel: +353 1 436 1000 Fax: 353 1 436 1001	ORDER FORM: Google Maps API Premier

CUSTOMER TO COMPLETE THIS SECTION

CUSTOMER (Enter Company’s Full Legal Name): MIX Telematics International (Pty) Ltd

	Corporate Contact Information:	Account Payable Contact Information: (If different from corporate contact)	Technical Contact Information: (If different from corporate contact)

Attention:	Zoe Jenkins	Willem Van Dyk

Position:	Product Manager	Finance Manager

Address, City, County, Postal, Code, Country:	Blaauwklip Office Park 2 Cnr Strand & Webers Valley Roads Stellenbosch 7600, South Africa	Blaauwklip Office Park 2 Cnr Strand & Webers Valley Roads Stellenbosch 7600, South Africa

Phone:	- 27 21 880 5500	- 27 21 880 5500

Fax:	+27 21 880 1784	+27 21 880 0881

Email:	Zoe.Jenkins@mixtelematics.com	Willem.VanDyk@mixtelematics.com

Domain: [Renewal (domains as per existing account)] [Insert URL(s) of webpages on which Google maps will appear.]		Maps API Usage [Asset Tracking]	VAT or applicable tax #: [4210158483]

SSL Required (https: or http)? ☐ Yes, ☐ No, ☒ Both		Purchase Order #: [N/A]

Order Form Effective Date: [1st April 2013]		GMA Effective Date: [1st April 2012]

SKU (SKU Description)	Order Type	Volume	Quantity	Billing Unit	License Term	Fees Per Unit

*	Renewal	1	*	Asset	One Year	*

*	Renewal	1	*	Asset	One Year	*

*	Renewal	1	*	Asset	One Year	*

*	Renewal	1	*	Asset	One Year	*

N/A			Average Cost	N/A	per 1000 sessions

Total Fees Due (excluding applicable taxes):	*
Account Manager: [Neil Gyte]

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Order Form Terms and Conditions

“GMA” means the Google Maps API Premier License Agreement entered into between Google Ireland Limited (“Google”) and Customer with the GMA Effective Date stated in the above table.

This Order Form is subject to and incorporates by reference the terms and conditions of the GMA. All capitalised terms used herein have the meanings stated in the GMA, unless stated otherwise. If there is any conflict between this Order Form and the GMA then this Order Form will take precedence in relation to the Services to be supplied under this Order Form.

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

MiX Telematics International (Pty) Ltd – GME 58817A 2013.docx

MiX Telematics International (Pty) Ltd – GME 58817A 2013.docx

GOOGLE CONFIDENTIAL

IN WITNESS WHEREOF, this Order Form has been executed by the parties as of the date signed by Google below.

Google Ireland Limited		Customer: MiX Telematics International (Pty) Ltd

By:		By:
	2013.03.28	Print Name:	Catherine Lewis
Mick McCarthy		Title:	Marketing Director
For: Graham Law (Board Director)	09:38:44 Z	Date:	26 March 2013

MiX Telematics International (Pty) Ltd - GME 53817A 2013 docx

MiX Telematics International (Pty) Ltd - GME 58817A 2013 docx

GOOGLE CONFIDENTIAL